                                                                    EXHIBIT 99.4

                         ------------------------------



                               EXCHANGE AGREEMENT

                          dated as of December 31, 2001

                                  by and among

                                   CORAM, INC.

                                       and

                            NOTEHOLDERS NAMED HEREIN



                         ------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE 1  DEFINITIONS............................................................................................2

ARTICLE 2  THE PURCHASE OF THE DECEMBER 2001 PREFERRED STOCK.....................................................11

   2.1    Authorization of Issue.................................................................................11

   2.2    December 2001 Preferred Stock..........................................................................11

   2.3    December 2001 Notes....................................................................................11

   2.4    Closing................................................................................................11

ARTICLE 3  NOTEHOLDERS' REPRESENTATIONS..........................................................................12

   3.1    Investment Intention...................................................................................12

   3.2    Accredited Investor....................................................................................12

   3.3    Corporate Existence....................................................................................12

   3.4    Power; Authorization; Enforceable Obligations..........................................................12

   3.5    Ownership of Exchange Notes............................................................................13

   3.6    Information............................................................................................13

   3.7    No General Solicitation................................................................................13

   3.8    California Blue Sky....................................................................................13

   3.9    New York Blue Sky......................................................................................13

ARTICLE 4  COMPANY'S REPRESENTATIONS AND WARRANTIES..............................................................14

   4.1    Authorized and Outstanding Stock.......................................................................14

   4.2    Authorization and Issuance of the December 2001 Preferred Stock........................................14

   4.3    Securities Laws........................................................................................14

   4.4    Corporate Existence:  Compliance with Law..............................................................14

   4.5    Subsidiaries...........................................................................................15

   4.6    Corporate Power; Authorization; Enforceable Obligations................................................15

   4.7    Financial Condition....................................................................................15

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
   4.8    Properties.............................................................................................16

   4.9    Adverse Agreements, Etc................................................................................16

   4.10   Environmental Matters..................................................................................16

   4.11   Labor Matters..........................................................................................16

   4.12   Holding Company and Investment Company Acts............................................................17

   4.13   Taxes..................................................................................................17

   4.14   Litigation.............................................................................................17

   4.15   Brokers................................................................................................17

   4.16   Governmental Approvals.................................................................................17

   4.17   Patents, Trademarks, Copyrights and Licenses...........................................................18

   4.18   Compliance with Laws, Etc..............................................................................18

   4.19   ERISA..................................................................................................18

   4.20   Registration Under Exchange Act; Registration Rights...................................................19

   4.21   Full Disclosure........................................................................................19

   4.22   Insurance..............................................................................................19

   4.23   Joint Ventures.........................................................................................19

   4.24   Permits, Etc...........................................................................................19

ARTICLE 5  COVENANTS.............................................................................................20

   5.1    Affirmative and Financial Covenants....................................................................20

   5.2    Negative Covenants.....................................................................................23

   5.3    Certain Tax Matters....................................................................................25

   5.4    Status of Dividends....................................................................................26

ARTICLE 6  CONDITIONS PRECEDENT..................................................................................27

   6.1    Conditions Precedent...................................................................................27

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
   6.2    Additional Conditions..................................................................................28

ARTICLE 7  SECURITIES LAW MATTERS................................................................................28

   7.1    Legends................................................................................................28

ARTICLE 8  INDEMNIFICATION.......................................................................................29

ARTICLE 9  EXPENSES..............................................................................................29

ARTICLE 10  MISCELLANEOUS........................................................................................29

   10.1   Notices................................................................................................29

   10.2   Binding Effect; Benefits...............................................................................30

   10.3   Amendment..............................................................................................31

   10.4   Successors and Assigns; Assignability..................................................................31

   10.5   Remedies...............................................................................................31

   10.6   Section and Other Headings.............................................................................31

   10.7   Severability...........................................................................................31

   10.8   Counterparts...........................................................................................31

   10.9   Publicity..............................................................................................32

   10.10     Governing Law; Waiver of Jury Trial.................................................................32

   10.11     Bankruptcy Court Subservience.......................................................................32

   10.12     December 2000 Exchange Agreement....................................................................32

SCHEDULES

Schedule 1.1(a)   December 2000 Notes
Schedule 1.1(b)   December 2001 Notes
Schedule 4.1      Stockholders and Stock
Schedule 4.5      Subsidiaries
Schedule 4.6      Enforceable Obligations
Schedule 4.7      Financial Condition
Schedule 4.8      Properties
Schedule 4.13     Taxes
Schedule 4.14     Litigation
Schedule 4.16     Governmental Approvals
Schedule 4.17     Patents, Trademarks, Copyrights and Licenses.
Schedule 4.22     Insurance
Schedule 4.23     Joint Ventures
Schedule 4.24     Permits
Schedule 5.2(a)   Existing Investments
Schedule 5.2(e)   Permitted Liens
Schedule 5.2(f)   Permitted Indebtedness

EXHIBITS

Exhibit A         Amended and Restated Bylaws
Exhibit B         Amended and Restated Certificate of Designation
Exhibit C         Opinion of Reed Smith, LLP
Exhibit D         Opinion of David Schwab, Esq.
Exhibit E         Bankruptcy Court Order

                               EXCHANGE AGREEMENT

                  THIS EXCHANGE AGREEMENT, dated as of December 31, 2001, by and among CORAM, INC., a Delaware corporation (the "COMPANY"), GOLDMAN SACHS CREDIT PARTNERS, L.P. ("GSCP"), CERBERUS PARTNERS, L.P. ("CERBERUS") and FOOTHILL CAPITAL CORPORATION ("FOOTHILL") (GSCP, Cerberus and Foothill collectively referred to herein as "NOTEHOLDERS" and individually as a "NOTEHOLDER").

                                    Recitals

                  WHEREAS, pursuant to a Securities Exchange Agreement, dated as of May 6, 1998, among the Company, Coram Healthcare Corporation, a Delaware corporation ("HOLDINGS"), and Noteholders, as amended (the "SECURITIES EXCHANGE AGREEMENT"), the Company was indebted to Noteholders, on or about the date thereof, in the aggregate principal amount of approximately $251,007,471, of which $158,923,372 related to the Series A Notes held by Noteholders and $92,084,099 related to the Series B Notes held by Noteholders (such Notes being collectively referred to as the "MAY 1998 NOTES");

                  WHEREAS, on August 8, 2000, the Company and Holdings commenced cases (the "CHAPTER 11 CASES") under Chapter 11 of Title 11 of the United States Code (the "BANKRUPTCY CODE") in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT");

                  WHEREAS, pursuant to an Exchange Agreement, dated as of December 29, 2000, by and among the Company and Noteholders, as amended (the "DECEMBER 2000 EXCHANGE AGREEMENT"), Noteholders exchanged $97,715,434 of the Series A Notes and forgave $11,610,542 of accrued but unpaid interest on the May 1998 Notes for the period from July 16, 2000 to December 29, 2000 for an aggregate of 905 shares (together with any shares issued as dividends under Section 3(b) of the Amended and Restated Certificate of Designation prior to the date hereof, the "DECEMBER 2000 PREFERRED STOCK") of the Series A Preferred Stock, $0.001 par value per share, of the Company, the terms of which are set forth in the Amended and Restated Certificate of Designation (the "SERIES A PREFERRED STOCK");

                  WHEREAS, following the consummation of the transactions contemplated by the December 2000 Exchange Agreement, Noteholders held $61,207,938 aggregate principal amount of the Series A Notes and retained $92,084,099 principal amount the Series B Notes (such Notes being collectively referred to as the "DECEMBER 2000 NOTES");

                  WHEREAS, the Company has requested Noteholders to exchange $21,000,000 of the Series A Notes and to forgive $1,900,500 of accrued but unpaid interest on the December 2000 Notes for the period from December 29, 2000 to December 31, 2001 (such December 2000 Notes being exchanged hereby being referred to as the "EXCHANGE NOTES") for their pro rata share of 189.5705 shares of the Series A Preferred Stock (the "DECEMBER 2001 PREFERRED STOCK" and, together with the December 2000 Preferred Stock, the "PREFERRED STOCK");

                  WHEREAS, following the consummation of the transactions contemplated by this Agreement, Noteholders will hold $40,207,938 aggregate principal amount of the Series A Notes and will retain $92,084,099 principal amount the Series B Notes (such Notes being collectively referred to as the "DECEMBER 2001 NOTES"); and

                  WHEREAS, following the consummation of the transactions contemplated by this Agreement, Noteholders will own the Preferred Stock, which shall constitute all of the issued and outstanding shares of Series A Preferred Stock.

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  "ACQUISITION THRESHOLD" shall mean 20% of the gross fixed assets of Holdings, as reflected on the most recent consolidated balance sheet provided to Noteholders pursuant to Section 5.1(b)(iii) of this Agreement.

                  "AFFILIATE" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, as to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Noteholder be considered an "Affiliate" of the Company or any of its Subsidiaries.

                  "AMENDED AND RESTATED BYLAWS" shall mean the Bylaws of the Company, as amended and restated on December 31, 2001, a copy of which is attached hereto as Exhibit A.

                  "AMENDED AND RESTATED CERTIFICATE OF DESIGNATION" shall mean the Certificate of Amendment of Certificate of Designation of the Company, filed with the Delaware Secretary of State on December 31, 2001, a copy of which is attached hereto as Exhibit B.

                  "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION" shall mean the Certificate of Amendment and Restatement of Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on December 29, 2000.

                  "BANKRUPTCY CODE" shall have the meaning set forth in the recitals hereof.

                  "BANKRUPTCY COURT" shall have the meaning set forth in the recitals hereof.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or executive order to close in the State of New York.

                  "BUSINESS PLAN" means a schedule of projected cash receipts, cash disbursements and monthly cash flows of the Company and its Subsidiaries prepared on an annual basis.

                  "CAPITAL LEASE" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as a capital lease in a note to such balance sheet, other than, in the case of the Company or a Subsidiary of the Company, any such lease under which the Company or such Subsidiary is the lessor.

                  "CAPITAL LEASE OBLIGATION" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

                  "CASH EQUIVALENTS" shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 90 days from the date of acquisition thereof; (ii) commercial paper, maturing not more than 90 days after the date of issue rated P- I by Moody's Investors Service, Inc. and its successors ("MOODY'S") or A- I by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or any successor ("STANDARD & POOR'S"); (iii) certificates of deposit maturing not more than 90 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the Government of the United States of America or any agency thereof; (v) money market accounts maintained with mutual funds having assets in excess of $2,000,000,000; and (vi) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's.

                  "CERBERUS" shall have the meaning set forth in the preamble hereof.

                  "CHAPTER 11 CASES" shall have the meaning set forth in the recitals hereof.

                  "CLOSING" shall have the meaning set forth in Section 2.4 hereof.

                  "CLOSING DATE" shall have the meaning set forth in Section 2.4 hereof.

                  "COMMON STOCK" shall mean the common stock, $1.00 par value per share, of the Company.

                  "COMPANY" shall have the meaning set forth in the recitals hereof.

                  "CONTEST" shall have the meaning set forth in Section 5.3(c) hereof.

                  "DECEMBER 2000 EXCHANGE AGREEMENT" shall have the meaning set forth in the recitals hereof.

                  "DECEMBER 2000 NOTES" shall have the meaning set forth in the recitals hereof, which are more fully set forth in Schedule 1.1(a).

                  "DECEMBER 2000 PREFERRED STOCK" shall have the meaning set forth in the recitals hereof.

                  "DECEMBER 2001 NOTES" shall have the meaning set forth in the recitals hereof, which are more fully set forth in Schedule 1.1(b).

                  "DECEMBER 2001 PREFERRED STOCK" shall have the meaning set forth in the recitals hereof.

                  "DEFAULT" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

                  "DIVIDENDS DEDUCTION LAWS" shall have the meaning set forth in
Section 5.4 hereof.

                  "DIVIDENDS-RECEIVED DEDUCTION" shall have the meaning set forth in Section 5.3(a) hereof.

                  "EMPLOYEE PLAN" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or was maintained at any time during the six (6) calendar years preceding the date hereof) for employees of the Company or any of its ERISA Affiliates.

                  "ENVIRONMENTAL ACTIONS" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of the Company or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by the Company or any of its Subsidiaries or any predecessor in interest.

                  "ENVIRONMENTAL LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 180 1, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Federal Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C.
Section 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, pen-nit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

                  "ERISA AFFILIATE" shall mean, with respect to the Company, any trade or business (whether or not incorporated) under common control with the Company and which, together with the Company, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC, excluding Noteholders and each other person which would not be an ERISA Affiliate if Noteholders did not own any issued and outstanding shares of Stock of the Company.

                  "EVENT OF DEFAULT" shall mean (i) the occurrence of (A) any breach of any covenant set forth in Section 5.2 of this Agreement that remains uncured for a period of 15 days after receipt by the Company of written notice thereof by Noteholders, (B) the non-payment of any dividend when due, or (C) the commencement by the Company or any of its Subsidiaries of a voluntary case (other than the Chapter 11 Cases) or the consent to or entry of an order for relief by a court of competent jurisdiction against the Company or its Subsidiaries, appointing a custodian of the Company or for all or substantially all of its property, making a general assignment for the benefit of the Company's creditors, ordering the liquidation of the Company or its Subsidiaries or if the Company is generally not paying its debts as they become due, in which case of (A), (B) or (C), Noteholders, shall be entitled to exercise any available remedies under the Amended and Restated Certificate of Designation (subject to the Stockholder Agreement), or (ii) the occurrence of any breach of any representation or warranty in any material respect, or of any other agreement of the Company or any covenant set forth in Section 5.1 of this Agreement, in each case which remains uncured for a period of 45 days after receipt by the Company of written notice thereof by Noteholders, in which case Noteholders shall be entitled to exercise all available remedies other than the election of additional directors to the board of directors of the Company under
Section 5 of the Amended and Restated Certificate of Designation.

                  "EXCESS DISTRIBUTION" shall have the meaning set forth in
Section 5.3(a) hereof.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

                  "EXCHANGE NOTES" shall have the meaning set forth in the recitals hereof.

                  "FINAL DETERMINATION" shall have the meaning, set forth in
Section 5.3(b).

                  "FISCAL YEAR" shall mean the twelve-month period ending December 31. Subsequent changes of the fiscal year of the Company shall not change the term "Fiscal Year," unless Noteholders shall consent in writing to such changes.

                  "FOOTHILL" shall have the meaning set forth in the preamble hereof.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

                  "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GROSS-UP PAYMENT" shall have the meaning set forth in Section 5.3(a) hereof.

                  "GSCP" shall have the meaning set forth in the preamble hereof.

                  "GUARANTEED INDEBTEDNESS" shall mean, as to any Person, any obligation of such Person guaranteeing any Indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof; provided, however, that Guaranteed Indebtedness shall not include guarantees by the Company or its Subsidiaries of Indebtedness or other obligations of the Company or its Subsidiaries.

                  "HAZARDOUS MATERIALS" means (i) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (ii) petroleum and its refined products; (iii) polychlorinated biphenyls; (iv) any substance exhibiting a hazardous waste characteristic, including but not limited to, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and
(v) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing hazardous substances; provided, however, (x) in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (y) to the extent that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance", "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any federal Environmental Law, such broader meaning shall apply in the relevant state.

                  "HOLDINGS" shall have the meaning set forth in the preamble hereof.

                  "INDEBTEDNESS" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations, (v) all Guaranteed Indebtedness, (vi) all Indebtedness referred to in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (vii) all liabilities under Title IV of ERISA.

                  "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  "IRS" shall mean the Internal Revenue Service, or any successor thereto.

                  "JOINT VENTURE" shall mean with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association, or other entity of which 50% or less of (A) the outstanding Stock having (in the absence of contingencies) ordinary voting power to vote in the election of one or more members of the board of directors of such corporation, (B) the interest in the capital or profits of such partnership or limited liability company, or (C) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

                  "LIEN" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest as to assets owned by the relevant Person under the Uniform Commercial Code or comparable law of any jurisdiction).

                  "LOSSES" shall have the meaning set forth in Article 8 hereof.

                  "MATERIAL ADVERSE EFFECT" shall mean material adverse effect on the business, assets, operations, prospects or financial or other condition of the Company and its Subsidiaries, if any, taken as a whole.

                  "MAY 1998 NOTES" shall have the meaning set forth in the recitals hereof.

                  "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which the Company, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make contributions on behalf of participants who are or were employed by any of them.

                  "NOTEHOLDER" or "NOTEHOLDERS" shall have the meaning set forth in the preamble hereof. "NOTEHOLDERS" shall also include, for purposes of
Article 3, any designee of a Noteholder that holds any or all of such Noteholder's shares of the December 2001 Preferred Stock.

                  "PAYMENT DATE" shall have the meaning set forth in Section 5.3(b) hereof.

                  "PERMITTED INDEBTEDNESS" shall mean, with respect to the Company, (a) any Indebtedness existing on the date hereof as set forth in
Schedule 5.2(f) and any extensions, renewals, or replacements of such Indebtedness to the extent that (i) the aggregate principal amount of such Indebtedness is not at any time increased, (ii) no material terms applicable to such Indebtedness shall be more favorable to the extending, renewing or replacement lenders than the terms that are applicable to the holders of such Indebtedness on the date hereof, and (iii) the interest rate applicable to such Indebtedness shall be a market interest rate as of the time of such extension, renewal, or replacement; (b) Indebtedness secured by Liens permitted by clauses
(f), (h) and (j) of the definition of the term Permitted Liens; (c) intercompany Indebtedness between (i) the Company and any wholly owned Subsidiary or (ii) any wholly owned Subsidiary and any other wholly owned Subsidiary; (d) any reimbursement obligations of the Company or its Subsidiaries in connection with letters of credit issued by financial institutions for the account of the Company; (e) any Capital Lease Obligation of the Company or its Subsidiaries, entered into in the ordinary course of business and consistent with past practices; and (f) Indebtedness owing by a Subsidiary existing at the time such Subsidiary was acquired (or assumed by the Company or such Subsidiary at the time assets of such Subsidiary were acquired) and any extensions, renewals, or replacements of such Indebtedness to the extent that (i) the aggregate principal amount of such Indebtedness is not at any time increased, (ii) no material terms applicable to such Indebtedness shall be more favorable to the extending, renewing or replacement lenders than the terms that are applicable to the holders of such Indebtedness on the date hereof and (iii) the interest rate applicable to such Indebtedness shall be a market interest rate as of the time of such extension, renewal or replacement, provide, however, that, such Indebtedness was not incurred or created in connection with or in contemplation of such acquisition.

                  "PERMITTED LIENS" shall mean (a) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 5.1(d) unless such taxes, assessments or charges are being contested by the Company in good faith; (b) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money); (c) Liens existing on the on the date hereof, as set forth on Schedule 5.2(e), but not the extension of coverage thereof to other property or the extension of maturity, refinancing or other modification of the terms thereof or the increase of the Indebtedness secured thereby; (d) deposits and pledges securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits,
(ii) the performance of bids, tenders, leases, contracts, including those for utilities (other than for the payment of money) and statutory obligations, or
(iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due; (e) easements, zoning restrictions, and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any of the Company or its Subsidiaries in the normal conduct of such Person's business; (f) Liens upon real or personal property acquired or held in the ordinary course of business at the time of acquisition or improvement of such property to secure the purchase price thereof or incurred solely to finance the acquisition or improvement of such property, provided that (A) such Liens do not cover property other than the property acquired or improved, and (B) the Indebtedness secured by, such Liens does not in any case exceed the lesser of the cost or fair market value of such property at the time of such acquisition; (g) Liens incurred in connection with the Capital Lease Obligations of the Company or its Subsidiaries, entered into in the ordinary course of business and consistent with past practices; (h) Liens to secure insurance cancellation premiums relating to insurance maintained by the Company for Noteholders in the ordinary course of business; (i) Liens on cash collateral pledged to support reimbursement obligations with respect to the letters of credit described in clause (e) of the definition of Permitted Indebtedness; and
(j) Liens to secure Indebtedness incurred by the Company under or in connection with a revolving loan or other credit facility, which facility is (i) approved by an order of the Bankruptcy Court and (b) funded by one or more of the Noteholders or any of their Affiliates.

                  "PERSON" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body, or department thereof).

                  "PREFERRED STOCK" shall have the meaning set forth in the recitals hereof.

                  "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping, or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

                  "REMEDIAL ACTION" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601.

                  "RESTRICTED PAYMENT" shall mean (i) the declaration of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of the Company's Stock or (ii) any payment on account of the purchase, redemption, or other retirement of the Company's Stock, or any other payment or distribution made in respect of any Stock of the Company, either directly or indirectly.

                  "SEC" shall mean the U.S. Securities and Exchange Commission, or any successor thereto.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

                  "SECURITIES EXCHANGE AGREEMENT" shall have the meaning set forth in the recitals hereof.

                  "SERIES A NOTES" shall mean the Series A Senior Subordinated Notes issued by the Company to Noteholders in connection with the Securities Exchange Agreement, together with any notes issued in substitution therefor.

                  "SERIES A PREFERRED STOCK" shall have the meaning set forth in the recitals hereof.

                  "SERIES B NOTES" shall mean the Series B Senior Subordinated Convertible Notes issued by the Company to Noteholders issued in connection with the Securities Exchange Agreement, together with any notes issued in substitution therefor.

                  "STOCK" shall mean all shares, options, warrants, general or limited partnership interests, limited liability company membership interest, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "STOCKHOLDER AGREEMENT" shall mean the Stockholder Agreement, dated as of December 29, 2000, by and among the Company, Noteholders and each of the other stockholders party thereto, as amended on the date hereof and as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "SUBSIDIARY" shall mean with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association, or other entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or
(ii) of which more than 50% of (A) the outstanding Stock having (in the absence of contingencies) ordinary voting power to vote in the election of one or more members of the board of directors of such corporation, (B) the interest in the capital or profits of such partnership or limited liability company, or (C) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

                  "TRANSACTION DOCUMENTS" shall mean this Agreement, the Amended and Restated Certificate of Incorporation, the Amended and Restated Certificate of Designation, the Amended and Restated Bylaws, the Stockholder Agreement, Amendment No. 5 to Securities Exchange Agreement, the December 2001 Notes and guarantees contemplated thereby.

                  "WARN" shall have the meaning set forth in Section 4.19.

                  References to this "AGREEMENT" shall mean this Exchange Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. The words "herein," "hereof' and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

                                    ARTICLE 2

                THE PURCHASE OF THE DECEMBER 2001 PREFERRED STOCK

         2.1 Authorization of Issue. Prior to the Closing, the Company shall have duly authorized the delivery of the December 2001 Preferred Stock to the Noteholders in connection with the exchange set forth below.

         2.2 December 2001 Preferred Stock. Subject to the terms and conditions set forth in this Agreement, each of Noteholders exchanges its pro rata share of the Exchange Notes on the Closing Date for its pro rata share of the December 2001 Preferred Stock on the terms and subject to the conditions set forth herein and containing the terms, preferences and limitations set forth in the Amended and Restated Certificate of Designation, such December 2001 Preferred Stock to be issued and delivered to Noteholders by the Company as follows: (a) Cerberus to receive 67.8585 shares; (b) GSCP or its designee to receive 86.1639 shares; and (c) Foothill to receive 35.5481 shares.

         2.3. December 2001 Notes. Subject to the terms and conditions set forth in this Agreement, the Company shall execute and deliver to Noteholders the December 2001 Notes in substitution for the December 2000 Notes on the terms and subject to the conditions set forth herein and containing the terms and limitations set forth in the December 2001 Notes, such Notes to be delivered to the Noteholders as follows: (a) Cerberus to receive a Series A Note in the aggregate principal amount of $14,392,797.20 and a Series B Note in the aggregate principal amount of $32,962,340.54; (b) GSCP to receive a Series A
Note in the aggregate principal amount of $18,275,371.22 and a Series B Note in the aggregate principal amount of $41,854,200.46; and (c) Foothill to receive a Series A Note in the aggregate principal amount of $7,539,769.58 and a Series B
Note in the aggregate principal amount of $17,267,558.00.

         2.4 Closing. The closing of the exchange of the Exchange Notes for the issuance of the December 2001 Preferred Stock and the delivery of the December 2001 Notes (the "CLOSING") shall take place on December 31, 2001, or such date and time as shall be mutually agreed to by the parties hereto (the "CLOSING DATE"), but in any event no later than December 31, 2001, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or such other place as shall be mutually agreed to by the parties hereto. On the Closing Date, the Company will deliver to each Noteholder, in exchange for its pro rata share of the Exchange Notes, (a) certificates representing such Noteholder's pro rata share of the December 2001 Preferred Stock registered in such names and in such denominations as such Noteholder requests, and (b) notes representing such Noteholder's pro rata share of the December 2001 Notes.

                                    ARTICLE 3

                          NOTEHOLDERS' REPRESENTATIONS

                  Each Noteholder, severally and not jointly, makes the following representations and warranties to the Company, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:

         3.1 Investment Intention. Such Noteholder is acquiring the December 2001 Preferred Stock for its own account, for investment purposes and not with a view to the distribution thereof. Such Noteholder will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate, or otherwise dispose of any of the December 2001 Preferred Stock (or solicit any offers to buy, purchase, or otherwise acquire any of the December 2001 Preferred Stock), except in compliance with the Securities Act.

         3.2 Accredited Investor. Such Noteholder is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment. Such Noteholder's investment in the Company is reasonable in relation to such Noteholder's net worth and financial needs, and such Noteholder is able to bear the economic risk of losing its entire investment in the December 2001 Preferred Stock. Such Noteholder has adequate means of providing for such Noteholder's current needs and contingencies, has no need for liquidity in the investment contemplated hereby, and is able to bear the risk of loss of such Noteholder's entire investment.

         3.3 Corporate Existence. Such Noteholder is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization.

         3.4 Power; Authorization; Enforceable Obligations. The execution, delivery, and performance by such Noteholder of this Agreement and the other Transaction Documents to be executed by it: (i) are within such Noteholder's corporate or partnership power, as the case may be; (ii) have been duly authorized by all necessary corporate or partnership action, as the case may be;
(iii) are not in contravention of any provision of such Noteholders' certificate of incorporation, by-laws, partnership agreement or other similar organizational document; and (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality binding on such Noteholder. This Agreement and the other Transaction Documents to which such Noteholder is a party have each been duly executed and delivered by such Noteholder and constitute the legal, valid, and binding obligations of such Noteholder, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         3.5 Ownership of Exchange Notes. Such Noteholder is the beneficial owner of, and has good and marketable title to, the Exchange Notes it will exchange pursuant to terms of this Agreement and on the Closing Date will deliver for exchange their interests in such Exchange Notes free and clear of all Liens, options, purchase rights, contracts, equities claims, and demands. Such Noteholder is not a party to any option, warrant purchase right, or other contract or commitment that could require such Noteholder to sell, transfer or dispose of any of such Exchange Notes.

         3.6 Information. Such Noteholder is in a position regarding the Company, which, based upon its relationship or economic bargaining power, enabled and enables such Noteholder to obtain information from the Company in order to evaluate the merits and risks of such Noteholder's investment in the December 2001 Preferred Stock. The Company has made available to such Noteholder, at a reasonable time prior to its purchase of the December 2001 Preferred Stock, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain any additional information relating to the Company, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, which is necessary to verify the accuracy of the information given to it or otherwise to make an informed investment decision. No statement, printed material or inducement was given or made by the Company or anyone on its behalf which is contrary to the written information disclosed to such Noteholder.

         3.7 No General Solicitation. Such Noteholder has not been offered the December 2001 Preferred Stock by any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         3.8 California Blue Sky. Foothill understands that the sale of the December 2001 Preferred Stock that is the subject of this Agreement has not been qualified with the Commissioner of Corporation of the State of California and the issuance of the December 2001 Preferred Stock or the payment or receipt of any part of the consideration therefor prior to the qualification is unlawful, unless the sale of the December 2001 Preferred Stock is exempt from the qualification by Section 25100, 25102, or 25105 of the California Corporations Code. Such Noteholder further understands that the rights of all parties to this Agreement are expressly conditioned upon the qualification being obtained, unless the sale is so exempt.

         3.9 New York Blue Sky. Each of Cerberus and GSCP or its designee is a "financial institution" or "institutional buyer" as defined in Section 359-e of the New York General Business Law.

                                    ARTICLE 4

                    COMPANY'S REPRESENTATIONS AND WARRANTIES

                  The Company makes the following representations and warranties to each Noteholder as of the date hereof, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:

         4.1 Authorized and Outstanding Stock. After giving effect to the Closing, the authorized Stock of the Company consists of (a) 1,000,000 shares of Common Stock, of which 1,000 shares are issued and outstanding, and (b) 10,000 shares of preferred stock, $0.001 par value per share, of the Company, of which 2,500 shares are designated as the Series A Preferred Stock, of which 1,241.1047 shares will be issued and outstanding after giving effect to the transactions contemplated by this Agreement. All of such issued and outstanding shares, including, without limitation, the December 2001 Preferred Stock, are validly issued, fully paid and non-assessable. Schedule 4.1 hereto contains a complete and correct list of all stockholders of the Company and the number of shares owned by each. Except as set forth on Schedule 4.1, (i) there is no existing option, warrant, call, commitment or other agreement to which the Company is a party requiring, and there are no convertible securities of the Company outstanding which upon conversion would require or permit, the issuance of any additional shares of Stock of the Company or other securities convertible into shares of equity securities of the Company, other than, under certain circumstances, the issuance of Common Stock or the Series A Preferred Stock in lieu of cash dividends on the Series A Preferred Stock and (ii) there are no agreements to which the Company is a party or, to the knowledge of the Company, to which any stockholder or warrant holder of the Company is a party, with respect to the voting or transfer of the Stock of the Company or with respect to any other aspect of the Company's affairs, other than the Stockholder Agreement. There are no stockholders' preemptive rights or rights of first refusal or other similar rights with respect to the issuance of Stock by the Company, other than pursuant to the Transaction Documents.

         4.2 Authorization and Issuance of the December 2001 Preferred Stock. The issuance of the December 2001 Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company and, upon delivery to Noteholders of certificates therefor in exchange for the Exchange Notes in accordance with the terms hereof, the December 2001 Preferred Stock will have been validly issued and fully paid and non-assessable, free and clear of all pledges, liens, encumbrances, and preemptive rights, except as provided in the Stockholder Agreement.

         4.3 Securities Laws. In reliance on the investment representations contained in Article 3, the offer, issuance, sale, and delivery of the December 2001 Preferred Stock, as provided in this Agreement, are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and are otherwise in compliance with such laws. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the December 2001 Preferred Stock under the Securities Act and the rules and regulations of the SEC thereunder) which might subject the offering, issuance or sale of the December 2001 Preferred Stock to the registration requirements of Section 5 of the Securities Act.

         4.4 Corporate Existence: Compliance with Law. The Company and each of its Subsidiaries, if any, (i) is a corporation, limited liability company, limited partnership, or unincorporated joint venture duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver each Transaction Document to which it is a party and consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be qualified or in good standing is not reasonably likely to have a Material Adverse Effect.

         4.5 Subsidiaries. Schedule 4.5 is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Stock of all Subsidiaries of the Company in existence on the date hereof. All of the issued and outstanding shares of Stock of such Subsidiaries have been validly issued and are fully paid and non-assessable, and the holders thereof are not entitled to any preemptive, first refusal, or other similar rights. Except as indicated on such Schedule, all such Stock is owned by the Company directly or indirectly through one or more of its wholly-owned Subsidiaries, free and clear of all Liens (other than Permitted Liens), and there are no options, warrants, rights to purchase, or similar rights covering Stock for any such Subsidiary.

         4.6 Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by the Company of this Agreement, the other Transaction Documents to which it is a party and all instruments and documents to be delivered by the Company, the issuance and sale of the December 2001 Preferred Stock and the consummation of the other transactions contemplated by any of the foregoing: (i) have been duly authorized by all necessary action,
(ii) except for such conflicts for which consents have been obtained, do not and will not contravene its charter or by-laws, its limited liability company, or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any material contractual restriction binding on or otherwise affecting its operations or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Transaction Document) upon or with respect to any of its properties, and (iv) except as set forth in Schedule 4.6, do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except where such contravention, creation, suspension, revocation, impairment, forfeiture, or nonrenewal is not reasonably likely to have a Material Adverse Effect. This Agreement and each of the other Transaction Documents being delivered on the date hereof have been duly executed and delivered by the Company and Subsidiaries named therein and will be the legal, valid and binding obligation of the Company and each Subsidiary that is a party thereto, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights and to general principles of equity.

         4.7 Financial Condition. (a) Except as set forth on Schedule 4.7, since December 31, 2000, no event or development has occurred that has had or is reasonably likely to have a Material Adverse Effect.

                  (b) The Company has heretofore furnished to Noteholders consolidated balance sheets and statements of operations and cash flows of Holdings dated as of

December 31, 2000, which have been audited by and accompanied by the opinion of independent public accountants. Such balance sheets and statements of operations and cash flows present fairly in all material respects the consolidated financial condition and results of operations of Holdings and its consolidated Subsidiaries as of the dates and for the periods indicated, and such audited balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Holdings and its consolidated Subsidiaries, as of the dates thereof.

         4.8 Properties. Except as disclosed on Schedule 4.8, (i) each of the Company and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all property and assets material to its business, free and clear of all Liens except Permitted Liens. The properties are in good working order and condition, ordinary wear and tear excepted. Schedule 4.8 sets forth a complete and accurate list of all real property owned or leased by each of the Company and its Subsidiaries, and (ii) each of the Company and its Subsidiaries has complied with all obligations under all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for any instances of noncompliance and such failures of such leases to be in full force and effect that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

         4.9 Adverse Agreements, Etc. Except (A) the Chapter 11 Cases and (B) as set forth on Schedule 4.14, none of the Company nor its Subsidiaries is subject to any charter, limited liability company agreement, partnership agreement, or other corporate, partnership, or limited liability company restriction or any judgment, order or ruling of a court or other Governmental Authority that is reasonably likely to have a Material Adverse Effect.

         4.10 Environmental Matters. Except where such noncompliance, Release, or Environmental Action is not reasonably likely to have a Material Adverse Effect, (i) the operations of each of the Company and its Subsidiaries are in compliance in all material respects with Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any of the Company and its Subsidiaries or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any of the Company and its Subsidiaries or any predecessor in interest which could have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any of the Company and its Subsidiaries or any predecessor in interest nor does any of the Company and its Subsidiaries have knowledge or notice of any threatened or pending Environmental Action against any of the Company and its Subsidiaries or any predecessor in interest which could have a Material Adverse Effect; and (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any of the Company and its Subsidiaries or any predecessor in interest which could have a Material Adverse Effect.

         4.11 Labor Matters. There is (i) no unfair labor practice complaint pending or, to the best knowledge of any of the Company and its Subsidiaries, threatened against any of the Company and its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or, to the best knowledge of any of the Company and its Subsidiaries threatened against any of the Company and its Subsidiaries which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage, or similar action or grievance pending or, to the best knowledge of the Company and its

Subsidiaries, threatened against any of the Company and its Subsidiaries, except employee grievances that are not reasonably likely to have a Material Adverse Effect, and (iii) to the best knowledge of the Company and any of its Subsidiaries, no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any of them.

         4.12 Holding Company and Investment Company Acts. None of the Company or any of its Subsidiaries is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended or
(ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         4.13 Taxes. All Federal, state and local tax returns and other reports required by applicable law to be filed by the Company or its Subsidiaries have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon the Company or its Subsidiaries or any property of the Company or its Subsidiaries and which have become due and payable on or prior to the date hereof have been paid, except (i) to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine, or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof, or (ii) where the failure to make such filing, extension or, payment is not reasonably likely to have a Material Adverse Effect. As of the date hereof, except as set forth on Schedule 4.13, no federal income tax returns of the Company or its Subsidiaries are being audited by the IRS and neither the Company nor its Subsidiaries has as of the date hereof requested or been granted any extension of time to file any federal, state, local, or foreign tax return. Except as set forth on Schedule 4.13, none of the Company nor its Subsidiaries is a party to or has any obligation under any tax sharing agreement.

         4.14 Litigation. Except as set forth in Schedule 4.14, there is no pending or, to the knowledge of the Company or any of its Subsidiaries, threatened action, suit or proceeding affecting the Company or any of its Subsidiaries before any court or other Governmental Authority or any arbitrator that is reasonably likely to have a Material Adverse Effect or relates to any Transaction Document or any transaction contemplated hereby or thereby or that, if adversely determined, is reasonably likely to have a Material Adverse Effect.

         4.15 Brokers. No broker or finder acting on behalf of the Company or any of its Subsidiaries brought about the consummation of the transactions contemplated pursuant to this Agreement and neither the Company nor any of its Subsidiaries has any obligation to any Person in respect of any finder's or brokerage fees (or any similar obligation) in connection with the transactions contemplated by this Agreement. The Company is solely responsible for the payment of all such finder's or brokerage fees, if any.

         4.16 Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any of the Company or its Subsidiaries of any Transaction Document to which it is or will be a party, except (i) as set forth in Schedule 4.16, (ii) notice filings that may be required by applicable state "blue sky" laws and Federal securities laws, and (iii) where the failure to obtain such authorization or approvals, or to provide such notice or filing, with any Governmental Authority is not reasonably likely to have a Material Adverse Effect.

         4.17 Patents, Trademarks, Copyrights and Licenses. Each of the Company and its Subsidiaries owns or licenses or otherwise has the right to use all licenses, permits, trademarks, trademark applications, patents, patent applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, and other intellectual property rights that are necessary for the operations of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not have a Material Adverse Effect. Set forth on Schedule 4.17 hereto is a complete and accurate list as of the date hereof of all trademarks, trademark applications and tradenames, material licenses, permits, patents, patent applications, service marks, copyrights, copyright applications, franchises, authorizations and other intellectual property rights of each of the Company and its Subsidiaries. No slogan or other advertising device, product, process, method, substance, part, or other material now employed, or now contemplated to be employed, by the Company or its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of each of the Company and its Subsidiaries, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard, or code is pending or proposed, which, individually or in the aggregate, that is reasonably likely to have a Material Adverse Effect.

         4.18 Compliance with Laws, Etc. None of the Company nor its Subsidiaries is in violation of its organizational documents, any material law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its material property or assets, including, without limitation, any Physician Self-Referral Laws, and no Default or Event of Default has occurred and is continuing.

         4.19 ERISA. Except where any violation is not reasonably likely to have a Material Adverse Effect, (i) each Employee Plan is in substantial compliance with ERISA and the IRC, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the IRS and delivered to Noteholders, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status,
(iv) no Employee Plan had an accumulated or waived funding deficiency or permitted decreases which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the IRC at any time during the Previous 60 months, and
(v) no Lien imposed under the IRC or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the IRC at any time during the previous 60 months. None of the Company, its Subsidiaries, or any of their ERISA Affiliates have incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or are aware of any facts indicating that the Company, its Subsidiaries, or any of their ERISA Affiliates may in the future incur any such withdrawal liability. Except as required by Section 4980B of the IRC, none of the Company, its Subsidiaries, or any of their ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(l) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Company, its Subsidiaries or any of its ERISA Affiliates or coverage after a participant's termination of employment. None of the Company, its Subsidiaries or any of their ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied.

         4.20 Registration Under Exchange Act, Registration Rights. Neither the Company nor any of its Subsidiaries has registered any class of its securities pursuant to Section 12 of the Exchange Act and no such registration is required by the Exchange Act. Neither the Company nor any of its Subsidiaries is under any obligation to register, under the Securities Act, any of its presently outstanding securities or any securities which may hereafter be issued.

         4.21 Full Disclosure. Each of the Company and its Subsidiaries has disclosed to Noteholders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that are reasonably likely to have a Material Adverse Effect. None of the other reports, financial statements, certificates, or other information taken as a whole furnished by or on behalf of any of the Company and its Subsidiaries to Noteholders in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided, however, that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         4.22 Insurance. Each of the Company and its Subsidiaries keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability Insurance, which shall include product liability insurance, in the amount customary with the Company in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required by Noteholders. Schedule
4.22 sets forth a list of all insurance maintained by each of the Company and its Subsidiaries on the date hereof.

         4.23 Joint Ventures. The Company and its Subsidiaries do not own, directly or indirectly, any equity interest in any Person other than the Subsidiaries listed on Schedule 4.5 and the Joint Ventures listed on Schedule
4.23. Schedule 4.23 sets forth as of the date hereof a list of all Joint Ventures in which any of the Company and its Subsidiaries has an equity interest and the direct or indirect percentage ownership interest of such Person therein.

         4.24 Permits, Etc. Except as set forth on Schedule 4.24, (A) each of the Company and its Subsidiaries has, and is in compliance with, all material permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, except where the failure to possess or noncompliance is not reasonably likely to have a Material Adverse Effect and (B) no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture, or non-renewal of any such permit, license, authorization, approval, entitlement, or accreditation, and there is no claim that any thereof is not in full force and effect.

                                    ARTICLE 5

                                    COVENANTS

         5.1 Affirmative and Financial Covenants. The Company covenants and agrees that from and after the date hereof (except as otherwise provided herein, or unless Noteholders have given their prior written consent) so long as any shares of the December 2001 Preferred Stock are outstanding:

                  (a) Books and Records. The Company shall, and shall cause its Subsidiaries to, keep adequate records and books of account with respect to their business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP.

                  (b) Financial and Business Information.

                           (i) Monthly Information. Commencing with the month
ending December 31, 2001, the Company will deliver to Noteholders as soon as practicable after the end of each month, but in any event within 45 days of each month ending December 31, 2001, January 31, 2002 and February 28, 2002 and within 35 days of the end of each month thereafter: (A) an unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries, if any, at the end of such month and (B) unaudited consolidated statements of operations, retained earnings and cash flows of Holdings and its consolidated Subsidiaries, if any, for such month and for the portion of such year ending with such month;

                           (ii) Quarterly Information. The Company will deliver
to Noteholders as soon as practicable after the end of each of the first three quarterly fiscal periods in each fiscal year of Holdings, but in any event within 45 days thereafter, (A) an unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries, if any, as at the end of such quarter, and (B) unaudited consolidated statements of operations, retained earnings and cash flows of Holdings and its consolidated Subsidiaries, if any, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in comparative form the actual consolidated figures for the comparable period of the prior fiscal year. Such statements shall be (1) prepared in accordance with GAAP, (2) in reasonable detail and (3) certified by the principal financial or accounting officer of Holdings.

                           (iii) Annual Information. The Company will deliver to
Noteholders as soon as practicable after the end of each fiscal year of Holdings, but in any event within 90 days thereafter, (A) an audited consolidated balance sheet of Holdings and its consolidated Subsidiaries, if any, as at the end of such year and (B) audited consolidated statements of operations, retained earnings and cash flows of Holdings and its consolidated Subsidiaries, if any, for such year setting forth in each case in comparative form the figures for the previous year. Such statements shall be (1) prepared in accordance with GAAP, (2) in reasonable detail, and (3) opined upon by Ernst & Young, LLP or such other firm of independent certified public accountants of recognized national standing selected by Holdings and reasonably acceptable to Noteholders.

                           (iv) Filings. The Company will deliver to
Noteholders, promptly upon their becoming available, one copy of each report, notice, or proxy statement sent by Holdings and/or the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any registration statement, prospectus or other writing (other than transmittal letters) (including, without limitation, by electronic means) pursuant to the Securities Act filed by Holdings and/or the Company with (i) the SEC or (ii) any securities exchange on which shares of Common Stock of Holdings and/or the Company are listed.

                           (v) Projections. Commencing with the Fiscal Year
ended December 31, 2002, the Company will deliver to Noteholders within 15 days prior to the beginning of each Fiscal Year:

                               (1) projected consolidated balance sheets of
Holdings and its consolidated Subsidiaries, if any, for such Fiscal Year, on a monthly basis;

                               (2) projected consolidated cash flow statements
of Holdings and its consolidated Subsidiaries, if any, including summary details of cash disbursements (including for capital expenditures), for such Fiscal Year, on a monthly basis; and

                               (3) projected consolidated statements of
operations of Holdings and its consolidated Subsidiaries, if any, for such Fiscal Year, on a monthly basis; in each case, approved by the Board of Directors of the Company, together with appropriate supporting details.

                           (vi) Customer Complaints; Other Information. The
Company will promptly notify Noteholders of any material customer complaints concerning the Company's products and services. If requested by any Noteholder, the Company will deliver to such Noteholder such other information respecting the Company's or any of its Subsidiaries' business, financial condition or prospects as such Noteholder may, from time to time, reasonably request.

                           (vii) Business Plan. On or before January 30, 2002
the Company shall furnish to Noteholders a Business Plan through December 31, 2002. The Business Plan will be prepared such that it is believed by the Company at the time furnished to be reasonable, have been prepared on a reasonable basis and in good faith by the Company, and have been based on assumptions believed by the Company to be reasonable at the time made and upon the best information then reasonably available to the Company, and such that the Company was not aware of any facts or information that would lead it to believe that such projections, are incorrect or misleading in any material respect.

                  (c) Communication with Accountants. Subject to execution of a confidentiality agreement and applicable securities laws, the Company authorizes each Noteholder to communicate directly with its independent certified public accountants and tax advisors and authorizes those accountants to disclose to such Noteholder any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Company and any of its Subsidiaries.

                  (d) Tax Compliance. The Company shall pay all transfer, excise, or similar taxes (not including income or franchise taxes) in connection with the issuance, sale, delivery, or transfer by the Company to Noteholders of the Series A Preferred Stock and any Common Stock or Series A Preferred Stock issued in lieu of cash dividends on the Series A Preferred Stock and shall indemnify and save each Noteholder harmless without limitation as to time against any and all liabilities with respect to such taxes. The Company shall not be responsible for any taxes in connection with the transfer of the Series A Preferred Stock or such Common Stock by the holder thereof. The obligations of the Company under this Section 5.1(d) shall survive the payment, prepayment, or redemption of the Series A Preferred Stock and the termination of this Agreement.

                  (e) Insurance. The Company shall and shall cause each Subsidiary of the Company to maintain insurance covering, without limitation, fire, theft, burglary, public liability, property damage, product liability, workers' compensation, directors' and officers' insurance, and insurance on all property and assets material to the operation of the business, all in amounts customary for the industry. The Company shall, and shall cause each of its Subsidiaries to, pay all insurance premiums payable by them.

                  (f) Compliance with Law. The Company shall, and shall cause each of its Subsidiaries to, comply with all laws, including Environmental Laws, applicable to it, except where the failure to comply would not be reasonably likely to result in a Material Adverse Effect.

                  (g) Maintenance of Existence and Conduct of Business. The Company shall, and shall cause each of its Subsidiaries to: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and its rights and franchises; (ii) except as permitted hereunder, at all times maintain, preserve and protect all of its patents, trademarks, and trade names, and preserve all the remainder of its material assets, in use or useful in the conduct of its business and keep the same in good repair, working order, and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto consistent with industry practices; and (iii) continue to conduct businesses related to the business that the Company is engaged in on the date hereof.

                  (h) Access. The Company shall permit representatives of Noteholders to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company, all at such reasonable times, upon reasonable notice and as often as such Noteholder may reasonably request.

                  (i) Excess Cash. The Company shall invest all excess cash in cash and Cash Equivalents.

                  (j) Exchange of Stock Certificates. The Company will, at its expense, promptly upon surrender of any certificates representing shares of the December 2001 Preferred Stock at the office of the Company referred to in, or designated pursuant to, Section 10.1 hereof, execute and deliver to any Noteholder so surrendering such certificates a new certificate or certificates in denominations specified by such Noteholder for an aggregate number of shares of Series A Preferred Stock equal to the number of shares of such stock represented by the certificates surrendered.

                  (k) Lost, Stolen, Destroyed, or Mutilated Stock Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any certificate for shares of the December 2001 Preferred Stock and, in the case of loss, theft, or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (which may be an undertaking by a Noteholder to so indemnify the Company), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate of like tenor for a number of shares of Series A Preferred Stock equal to the number of shares of such stock represented by the certificate lost, stolen, destroyed or mutilated.

                           (1) Further Assurances. Take such action and execute,
acknowledge, and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge, and deliver, at their sole cost and expense, such agreements, instruments or other documents as Noteholders may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Transaction Documents; (ii) to establish and maintain the validity and effectiveness of any of the Transaction Documents; and
(iii) to better assure, convey, grant, assign, transfer, and confirm unto Noteholders the rights now or hereafter intended to be granted to Noteholders under this Agreement or any other Transaction Documents.

         5.2 Negative Covenants. The Company covenants and agrees that from and after the date hereof (except as otherwise provided herein, or unless Noteholders have given their prior written consent) so long as any shares of the December 2001 Preferred Stock are outstanding:

                  (a) Permitted Acquisitions or Investments. The Company shall not, and shall not permit any of its Subsidiaries to, directly, enter into or indirectly in any transaction or related series of transactions, acquire or invest in, whether for cash, debt, Stock, or other property or assets or by guaranty of any obligation, any assets or business of any Person other than (i) acquisitions by the Company or wholly-owned Subsidiaries of the Company from the Company or any such wholly-owned Subsidiary or investments therein; (ii) acquisitions in the ordinary course of business; and (iii) acquisitions involving an aggregate purchase price of not more than the Acquisition Threshold, (iv) investments in Cash Equivalents, or (v) investments existing on the date hereof, as set forth on Schedule 5.2(a), but not any increase in the amount thereof as set forth on such Schedule or any other modification of the terms thereof; provided, however, the Company may cumulatively make loans or advances or issue Guaranteed Indebtedness in an aggregate amount of up to $3,000,000 and the Company may conduct such transactions as are required under agreements that are in existence on (and as constituted on) the Closing Date with respect to joint ventures, partnerships, non-wholly owned Subsidiaries, and Subsidiaries of Holdings organized under the laws of Canada. Except as provided in this paragraph (a), the

Company shall not, and shall not permit any of its Subsidiaries to, Invest in any Person if, after giving effect thereto, such Person would be an Affiliate, but not a Subsidiary, of the Company.

                  (b) Sales of Assets; Liquidation. Except to the extent required by any Governmental Authority possessing jurisdiction over the business or operations of the Company or any of its Subsidiaries, the Company shall not, and shall not permit any Subsidiary of the Company to (i) sell, transfer, convey or otherwise dispose of any assets or properties, including accounts receivable or (ii) liquidate, dissolve or wind up the Company, or any of its Subsidiaries, except for transfers to the Company, whether voluntary or involuntary; provided, however, that the foregoing shall not prohibit (i) the sale of assets in the ordinary course of business, (ii) the sale of surplus or obsolete equipment and fixtures, or (iii) transfers resulting from any casualty or condemnation of assets or properties.

                  (c) Stock. Except with respect to shares issued in lieu of cash dividends in accordance with the Amended and Restated Certificate of Designation, the Company shall not issue any additional senior or pari passu securities. The Company's authorized Stock shall not include any Stock senior to or pari passu with the Series A Preferred Stock.

                  (d) Transactions with Affiliates. The Company shall not and shall not permit any Subsidiary of the Company to enter into or be a party to any transaction with any Affiliate of the Company or such Subsidiary, except (i) transactions expressly permitted hereby, (ii) transactions in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms that are fully disclosed to Noteholders and are no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary, (iii) transactions between the Company and its wholly-owned Subsidiaries or its Joint Ventures or between such Subsidiaries and their Joint Ventures and (iv) payment of compensation to employees and directors' fees.

                  (e) Liens, Etc. The Company shall not and shall not permit its Subsidiaries to create, incur, assume, or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, to file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names Company or any of its Subsidiaries as debtor, to sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), to sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to the Company or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income, other than Permitted Liens.

                  (f) Indebtedness. The Company shall not and shall not permit any Subsidiary of the Company to incur or suffer to exist any Indebtedness except Permitted Indebtedness. The Company shall not and shall not permit any Subsidiary of the Company to directly or indirectly prepay, redeem, purchase, or retire any Indebtedness, other than Capital Lease Obligations, or to amend or otherwise modify any Indebtedness, other than Capital Lease Obligations, to the extent such amendment or modification would be adverse to Noteholders in any material respect.

                  (g) Restricted Payments. The Company shall not and shall not permit any Subsidiary of the Company to make any Restricted Payments nor shall the Company permit any Subsidiary to make such payments with respect to the Company's Stock; provided, however, that the Company may (a) declare and pay cash dividends on the Series A Preferred Stock and (b) redeem the Series A Preferred Stock in accordance with its terms.

                  (h) Sale and Leaseback Transactions. The Company shall not and shall not permit any Subsidiary to enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except that the Company or any Subsidiary may enter into any such arrangement so long as the aggregate amount of Indebtedness incurred in connection with such arrangements does not exceed $5,000,000 at any time outstanding.

         5.3 Certain Tax Matters. (a) In the event (i) of a Final Determination (as defined below) that, due to any reason (including by reason of any of the terms of Series A Preferred Stock) other than an act or failure to act of any Noteholder (including by reason of the application of IRC Section 246(c) or IRC
Section 246A) or any Noteholder being other than a corporation, dividends paid or accrued or deemed paid or accrued on the December 2001 Preferred Stock are not eligible for the dividends received deduction provided under the Dividends Deduction Laws (the "DIVIDENDS-RECEIVED DEDUCTION"), (ii) any Dividends Deduction Law or any similar or corresponding state or local law is amended to reduce or eliminate or otherwise limit the Dividends-Received Deduction available to any Noteholder or (iii) any dividend with respect to the December 2001 Preferred Stock does not constitute, in whole or in part, a dividend for federal income tax purposes or such dividend is subject to Section 1059 of the IRC (in either case, an "EXCESS DISTRIBUTION"), the Company shall pay to Noteholders with respect to each such dividend payment, no later than the Payment Date (as defined below), an additional payment (the "GROSS-UP PAYMENT") such that the net amount of such Gross-Up Payment received and retained by such Noteholder after payment by such Noteholder of any federal, state and local income tax payable with respect to such Gross-Up Payment shall equal, in the case of (i) or (ii) above, the difference between (x) the federal, state, and local income tax payable by such Noteholder with respect to such dividend in its taxable year in which the dividend was paid or deemed paid and (y) the federal, state, and local income tax which would have been payable by such Noteholder in its taxable year in which the dividend was paid or deemed paid if the events described in (i) or (ii) had not occurred and in the case of (iii) above, an amount which, when taken together with the aggregate distributions (whether treated as dividends or Excess Distributions for federal income tax purposes) paid or deemed paid to such Noteholder during any taxable year, would cause such Noteholders' net yield in dollars (after taking into effect the federal income tax consequences of treating the Excess Distributions received by such Noteholder as capital gain received upon the taxable sale or exchange of the December 2001 Preferred Stock) to be equal to the net yield in dollars which would have been received by such Noteholder had none of the distributions paid or deemed paid to such Noteholder during such taxable year constituted Excess Distributions, in all cases together with any interest or penalties actually payable by such Noteholder to the IRS or any other applicable taxing authority by reason of such events.

                  (b) A "FINAL DETERMINATION" shall mean (i) a decision, judgment, decree, or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final or (ii) a closing agreement entered into under Section 7121 (or any successor to such Section) of the IRC or any corresponding provision of state or local law, or any other settlement agreement entered into in connection with an administrative or judicial proceeding and consented to be a Noteholder or any member of its consolidated group. The "PAYMENT DATE" shall mean the date that is 90 days after the end of the relevant taxable year.

                  (c) If any Noteholder is notified formally or informally of any audit, examination, or proceeding by the IRS or any other taxing authority with respect to the availability of the Dividends-Received Deduction, such Noteholder shall promptly notify the Company of such audit, examination, or proceeding; provided, however, that such Noteholder's failure to give such notice or to keep the Company fully informed concerning a Contest (as defined below) shall not affect the Company's obligation to make Gross-Up Payments in accordance with this Section. Such Noteholder shall have exclusive control and responsibility to conduct any audit, examination, proceeding, or litigation (a "CONTEST") with respect to such issue.

                  (d) All subsequent holders of the December 2001 Preferred Stock shall be entitled to all of the benefits of this Section; provided that any such subsequent holders qualifies for the Dividends-Received Deduction under the then current Dividend Deductions Laws at the time of its acquisition of the December 2001 Preferred Stock.

         5.4 Status of Dividends. The Company will not (i) in any income tax return or claim for refund of income tax or other submission to the IRS or other taxing authority claim a deduction in respect of amounts paid or payable under the December 2001 Preferred Stock, whether as interest or pursuant to any other statutory provisions or regulation now in effect or hereafter enacted or adopted, except to the extent that any such deduction shall not, in the opinion of counsel satisfactory to Noteholders, operate to jeopardize the availability to any Noteholder of the dividends received deduction provided by Section 243(a)(l) of the IRC, or any successor provision or any similar or corresponding provision under state or local law (collectively, the "DIVIDENDS DEDUCTION LAWS"), (ii) in any report to stockholders, or to any governmental body having jurisdiction over the Company or otherwise treat the December 2001 Preferred Stock other than as equity capital or the dividends paid thereon other than as dividends paid on equity capital unless required to do so by a governmental body having jurisdiction over the accounts of the Company or by a change in GAAP required as a result of action by an authoritative accounting standards-setting body, and (iii) except to the extent permitted in clause (i) above and other than as expressly permitted by this Agreement or the Amended and Restated Certificate of Incorporation take any action which would result in dividends paid by the Company on the December 2001 Preferred Stock out of the Company's current or accumulated earnings and profits being ineligible for the dividends received deduction provided by any Dividends Deduction Laws.

                                    ARTICLE 6

                              CONDITIONS PRECEDENT

         6.1 Conditions Precedent. The obligation of each Noteholder to purchase the December 2001 Preferred Stock pursuant to Section 2.2 hereof, is subject to the condition that such Noteholder shall have received, on the Closing Date, the following, each dated the Closing Date unless otherwise indicated, in form and substance satisfactory to Noteholders:

                  (a) Opinions of Reed Smith LLP, counsel to the Company, and David Schwab, general counsel of the Company, substantially in the forms attached hereto as Exhibit C and Exhibit D, respectively, it being understood that to the extent that such opinion of counsel to the Company shall rely upon any other opinion of counsel, each such other opinion shall be in form and substance reasonably satisfactory to Noteholders and shall provide that Noteholders may rely thereon.

                  (b) True and correct copy of this Agreement, dated as of the Closing Date, duly executed by the parties hereto.

                  (c) True and correct copies of the resolutions of the board of directors and stockholders of the Company and the board of directors of Holdings, certified by the Secretary or Assistant Secretary of the Company, as of the Closing Date, to be duly adopted and in full force and effect on such date, authorizing (i) the consummation of each of the transactions contemplated by this Agreement and (ii) specific officers to execute and deliver this Agreement and each other Transaction Document to which it is a party.

                  (d) Governmental certificates, dated the most recent practicable date prior to the Closing Date, showing that the Company is organized and in good standing in the jurisdiction of its organization.

                  (e) True and correct copies, certified by the Secretary or Assistant Secretary of the Company, of the Amended and Restated Certificate of Designation and evidence of the filing of the Amended and Restated Certificate of Designation with the Secretary of State of the State of Delaware.

                  (f) True and correct copies, certified by the Secretary or Assistant Secretary of the Company, of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company.

                  (g) Certificates of the Secretary or an Assistant Secretary of the Company, dated the Closing Date, as to the incumbency and signatures of the officers of the Company executing this Agreement, the December 2001 Preferred Stock and each other Transaction Document to which it is a party and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                  (h) True and correct copies of Amendment No. 5 to Securities Exchange Agreement and Amendment No. 1 to Stockholder Agreement, each dated as of the Closing Date, duly executed by the parties thereto.

         6.2 Additional Conditions. The obligation of each Noteholder to purchase the December 2001 Preferred Stock pursuant to Section 2.2 is subject to the additional conditions precedent that:

                  (a) Except as disclosed pursuant to Article 4, there shall not have occurred any event or condition since December 31, 2000 which could have a Material Adverse Effect.

                  (b) All of the representations and warranties of the Company contained herein or in the other Transaction Documents shall be true and correct on and as of the Closing Date as if made on such date and no breach of any covenant contained in Article 5 shall have occurred or would result from the Closing hereunder.

                  (c) The Closing shall have occurred no later than December 31, 2001.

                  (d) The issuance of an order by the Bankruptcy Court in the form attached hereto as Exhibit E.

                                    ARTICLE 7

                             SECURITIES LAW MATTERS

         7.1 Legends. Each certificate representing the December 2001 Preferred Stock shall bear a legend substantially in the following form:

                  "THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT PURPOSES ONLY AND NOT FOR RESALE, TRANSFER OR DISTRIBUTION, HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE STATE AND FEDERAL SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO EFFECTIVE REGISTRATION UNDER SUCH LAWS, OR IN TRANSACTIONS OTHERWISE IN COMPLIANCE WITH OR EXEMPT FROM SUCH LAWS, AND UPON EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY OF COMPLIANCE WITH OR EXEMPTION FROM SUCH LAWS, AS TO WHICH THE COMPANY MAY RELY UPON AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY."

                                    ARTICLE 8

                                 INDEMNIFICATION

                  The Company agrees to indemnify and hold harmless each Noteholder and its Affiliates and their respective officers, directors and employees from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses, and disbursements of any kind ("LOSSES") which may be imposed upon, incurred by or asserted against such Noteholder or such other indemnified Persons in any manner relating to or arising out of any untrue representation, breach of warranty, or failure to perform any covenants or agreement by the Company contained herein or in any certificate or document delivered pursuant hereto or arising out of any Environmental Law applicable to the Company or its Subsidiaries or otherwise relating to or arising out of the transactions contemplated hereby.

                                    ARTICLE 9

                                    EXPENSES

                  The Company shall pay all reasonable out-of-pocket expenses of
(i) Noteholders in connection with the preparation of the Transaction Documents and the transactions contemplated thereby including all legal expenses and (ii) Noteholders in connection with (A) any amendment, modification or waiver, or consent with respect to, any of the Transaction Documents and (B) any attempt to enforce any rights of Noteholders against the Company, any Subsidiary of the Company or any other Person, that may be obligated to any Noteholder by virtue of any of the Transaction Documents (including the reasonable fees and expenses of all of its counsel and consultants retained in connection with the Transaction Documents and the transactions contemplated thereby).

                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1 Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

                  (a) If to the Company at:

                  Coram, Inc.
                  1675 Broadway, Suite 900
                  Denver, Colorado 80202
                  Attn: Scott Danitz
                  Telecopy Number: (303) 298-0047
                  with a copy (which shall not constitute a notice) to:

                  Reed Smith LLP
                  1301 K Street, N.W.
                  Suite 1100 - East Tower
                  Washington, D.C.  20005-3317
                  Attn: Eugene Tillman, Esq.
                  Telecopy Number: (202) 414-9299

         (b)      If to Noteholders:

                  Cerberus Partners, L.P.
                  450 Park Ave.
                  28th Floor
                  New York, NY 10022
                  Attn: Steven Feinberg
                  Telecopy Number: (212) 421-2947

                  Goldman Sachs Credit Partners L.P.
                  c/o Goldman, Sachs & Co.
                  85 Broad Street, 28th Floor
                  New York, NY 10004
                  Attn: Cevdet Samikoglu
                  Telecopy Number: (212) 357-0022

                  Foothill Capital Corporation
                  11111 Santa Monica Blvd.
                  Suite 1500
                  Los Angeles, CA 90025
                  Attn: Ed Stearns
                  Telecopy Number: (310) 453-7470

                  with a copy (which shall not constitute a notice) to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Attn: Alan B. Miller, Esq.
                  Telecopy Number: (212) 310-8007

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied, and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited with the United States mail.

         10.2 Binding Effect; Benefits. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy, or claim under or in respect of any agreement or any provision contained herein.

         10.3 Amendment. No amendment or waiver of any provision of this Agreement or any other Transaction Document nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and all of Noteholders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action, of compliance with any representations, warranties, covenants, or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

         10.4 Successors and Assigns; Assignability. Neither this Agreement nor any right, remedy, obligation, or liability arising hereunder or by reason hereof shall be assignable by the Company without the prior written consent of all of Noteholders. Any right, remedy, obligation, or liability arising hereunder or by reason hereof shall be assignable by Noteholders without the prior written consent of the Company, except the obligation of Noteholders to purchase the December 2001 Preferred Stock at Closing. All covenants contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         10.5 Remedies. Each Noteholder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         10.6 Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         10.7 Severability. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Agreement shall not be in any way impaired.

         10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         10.9 Publicity. Neither Noteholders nor the Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the other party in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law.

         10.10 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of New York without regard to the principles thereof relating to conflict of laws. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in the federal or state courts located in the County of New York, State of New York. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 10.1 hereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

         10.11 Bankruptcy Court Subservience. Any other provision of this Agreement, the Stockholder Agreement, the December 2000 Exchange Agreement, the organizational documents (including the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws and the Amended and Restated Certificate of Designation) of the Company or any other document or instrument to the contrary notwithstanding, (i) the Company and Holdings remain subject to the jurisdiction of the bankruptcy court and its rulings and their ability to give effect to or to recognize any action taken or condition or event existing as a result of any provision in this Agreement or any other of such agreements, documents or instruments relating to:

                  (a) the voting rights of the holders of shares of December 2000 Preferred Stock; or

                  (b) the number of members of the Board of Directors of the Company which the holders of Preferred Stock have the right to elect,

is limited by and subject to such rulings, and (ii) the representations and warranties, covenants and agreements contained in this Agreement and in such other agreements, documents and instruments are in all respects limited by and subject to the preceding clause (i).

         10.12 December 2000 Exchange Agreement. (a) The Noteholders, as "Noteholders" under the December 2000 Exchange Agreement, do hereby consent to
(i) any and all transactions contemplated by this Agreement; and (ii) any and all transactions contemplated by the order by the Bankruptcy Court in the form attached hereto as Exhibit E.

                  (b) The Company and the Noteholders, as "Noteholders" under the December 2000 Exchange Agreement, do hereby agree to amend the December 2000 Exchange Agreement by (i) replacing the definition of "Permitted Liens" with the definition of "Permitted Liens" under this Agreement; and (ii) revising all of the schedules applicable to, and referenced in, Article 5 of the December 2000 Exchange Agreement to read in their entirety as set forth on the comparable schedules to this Agreement.

         IN WITNESS WHEREOF, the Company and each Noteholder has executed this Agreement as of the day and year first above written.

                                      CORAM, INC.



                                      By: /s/ SCOTT DANITZ
                                         ---------------------------------------
                                      Name: Scott Danitz
                                      Title: Senior Vice President
                                             Chief Financial Officer


                                      NOTEHOLDERS:

                                      GOLDMAN SACHS CAPITAL PARTNERS, L.P.


                                      By: /s/ JAMES R. BOOK
                                         ---------------------------------------
                                      Name: James R. Book
                                      Title: Authorized Signatory


                                      CERBERUS PARTNERS, L.P.
                                      By Cerberus Associates LLC,
                                      its General Partner

                                      By: /s/ MARK A. NEPORENT
                                         ---------------------------------------
                                      Name: Mark A. Neporent
                                      Title: Managing Director


                                      FOOTHILL CAPITAL CORPORATION


                                      By: /s/ DENNIS R. ASCHER
                                         ---------------------------------------
                                      Name: Dennis R. Ascher
                                      Title: Senior Vice President




[Signature Page to Exchange Agreement]

                                    Exhibit A

                           Amended and Restated Bylaws

                                    Exhibit B

                 Amended and Restated Certificate of Designation

                                    Exhibit C

                            Opinion of Reed Smith LLP

                                    Exhibit D

                          Opinion of David Schwab, Esq.

                                    Exhibit E

                             Bankruptcy Court Order